Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

David Schlabach

U.S. Bank National Association

1350 Euclid Avenue

Cleveland, Ohio 44115

(216) 623-5987

(Name, address and telephone number of agent for service)

M/I Homes, Inc.

(Exact name of obligor as specified in its charter)

Ohio	31-1210837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(See table of co-obligors on the following page)

8.625% Senior Notes due 2018

and Guarantees of 8.625% Senior Notes due 2018

(Title of the indenture securities)

TABLE OF CO-OBLIGORS

The following direct and indirect wholly-owned subsidiaries of M/I Homes, Inc. are guarantors of M/I Homes, Inc.’s obligations under the 8.625% Senior Notes due 2018 and are co-obligors.

Exact name of co-obligor as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
MHO Holdings, LLC	Florida	75-3087795
MHO, LLC	Florida	75-3087795
M/I Homes First Indiana LLC	Indiana	31-1210837
M/I Homes of Central Ohio, LLC	Ohio	36-4530649
M/I Homes of Charlotte, LLC	Delaware	73-1668983
M/I Homes of Chicago, LLC	Delaware	41-2240732
M/I Homes of Cincinnati, LLC	Ohio	37-1466139
M/I Homes of DC, LLC	Delaware	73-1668967
M/I Homes of Florida, LLC	Florida	75-3087790
M/I Homes of Grandview Yard, LLC	Ohio	80-0739449
M/I Homes of Houston, LLC	Delaware	80-0569230
M/I Homes of Indiana, L.P.	Indiana	04-3661814
M/I Homes of Orlando, LLC	Florida	75-3087793
M/I Homes of Raleigh, LLC	Delaware	73-1668974
M/I Homes of San Antonio, LLC	Delaware	80-0687761
M/I Homes of Tampa, LLC	Florida	75-3087792
M/I Homes of West Palm Beach, LLC	Florida	75-3087794
M/I Homes Second Indiana LLC	Indiana	31-1210837
M/I Homes Service, LLC	Ohio	31-1626248
M/I Properties LLC	Ohio	31-1210837
Northeast Office Venture, Limited Liability Company	Delaware	31-1444839
Prince Georges Utilities, LLC	Maryland	27-2403139
The Fields at Perry Hall, L.L.C.	Maryland	52-2293749
Wilson Farm, L.L.C.	Maryland	52-2009441

*	The address, including zip code, of each co-obligor’s principal executive offices is the same as that of M/I Homes, Inc.

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C. 20219

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Items 3-15 are not applicable because, to the best of the trustee’s knowledge, the obligor is not in default under any indenture for which the trustee acts as trustee.

Item 16. List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

Exhibit No.	Description

1	A copy of the articles of association of the trustee.*

2	A copy of the certificate of authority of the trustee to commence business.†

3	A copy of the authorization of the trustee to exercise corporate trust powers.†

4	A copy of the existing bylaws of the trustee.**

6	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.†

7	Report of condition of the trustee as of March 31, 2012 published pursuant to law or the requirements of its supervising or examining authority.†

†	Filed herewith.
*	Incorporated herein by reference to Exhibit 25.1 to Amendment No. 2 to the Registration Statement on Form S-4 of Revlon Consumer Products Corporation filed on November 15, 2005 (Registration No. 333-128217).
**	Incorporated herein by reference to Exhibit 25.1 to the Registration Statement on Form S-4 of Easton-Bell Sports, Inc. filed on May 5, 2010 (Registration No. 333-166527).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, State of Ohio, on the 7th day of June, 2012.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David Schlabach
David Schlabach
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 7, 2012

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David Schlabach
David Schlabach
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

as of 3/31/2012

(Dollars in thousands)

3/31/2012
Assets
Cash and Balances Due From Depository Institutions	$9,560,436
Securities	72,930,403
Federal Funds	33,777
Loans & Lease Financing Receivables	204,146,986
Fixed Assets	5,372,613
Intangible Assets	12,620,805
Other Assets	25,562,406

Total Assets	$330,227,426

Liabilities
Deposits	$238,678,346
Fed Funds	6,937,931
Treasury Demand Notes	0
Trading Liabilities	349,463
Other Borrowed Money	31,722,312
Acceptances	0
Subordinated Notes and Debentures	5,929,362
Other Liabilities	10,661,152

Total Liabilities	$294,278,566

Equity
Minority Interest in Subsidiaries	$1,947,357
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	18,849,980

Total Equity Capital	$35,948,860

Total Liabilities and Equity Capital	$330,227,426

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ David Schlabach
David Schlabach
Vice President

Date: June 7, 2012